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                                                                 EXHIBIT h(4)(d)

                                 AMENDMENT NO. 3
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         This Amendment, dated as of __________________, 1999, is made to the Master Administrative Services Agreement, (the "Agreement"), as amended, dated May 1, 1998, by and between A I M Advisors, Inc. (the "Administrator") and AIM Variable Insurance Funds, Inc. (the "Company") to add the following Fund to the provisions of the agreement:

                  AIM V. I. Dent Demographic Trends Fund

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below, as of the day and year first above written.



                                            A I M ADVISORS, INC.


Attest:                                     By:
         --------------------------             -----------------------------
         Assistant Secretary                    President


                                            AIM VARIABLE INSURANCE FUNDS, INC.

Attest:                                     By:
         --------------------------             -----------------------------
         Assistant Secretary                    President